UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

OCTOBER 11, 2007
Date of Report (date of Earliest Event Reported)

ISOLAGEN, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA  19341
(Address of principal executive offices and zip code)

(484) 713-6000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 8.01               Other Events.

Isolagen, Inc. (the “Company”) and certain of its current and former officers and directors are defendants in class action cases pending in the United States District Court for the Eastern District of Pennsylvania captioned In re Isolagen, Inc. Securities & Derivative Litigation, MDL No. 1741 (the “Federal Securities Litigation”).   On November 1, 2006, the defendants in the Federal Securities Litigation moved to dismiss the complaint. On September 26, 2007 the court denied the motions to dismiss, and the Company expects the parties will commence discovery shortly.

On October 5, 2007, Bryant O. Pearce resigned as Senior Vice President of Operations of the Company.  On October 11, 2007, the Company entered into a consulting agreement with Mr.Bryant, whereby Mr. Bryant will continue with the Company in a consulting capacity for the next 12 months.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.

Date:	October 12, 2007	By:	/s/ Declan Daly
Declan Daly, Chief Operating Officer